Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2004 in the Registration Statement (Form S-3 No. 333-98975) and related prospectus supplement of Harley-Davidson Motorcycle Trust 2004-3 dated August 18, 2004.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
August 18, 2004